UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01 Financial Statements and Exhibits

Signatures

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Midwest Holding Inc. (the “Company”) was held on Tuesday, November 13, 2018, at which the Company’s shareholders voted on the proposals indicated below. Record holders of voting common stock and Series C Preferred Stock (the “Preferred Stock”) at the close of business on September 28, 2018 (the “Record Date”) were entitled to vote at the annual meeting. On the Record Date, there were 22,860,701 shares of voting common stock outstanding and entitled to vote and 1,500,000 shares of Preferred Stock entitled to vote on an “as converted” basis along with the voting common stock. The Preferred Stock was entitled to cast 72,854,474 votes thereby giving it approximately 76.2% of the total 95,715,175 votes eligible to be voted at the annual meeting. Common shareholders owning a total of 11,743,900 shares of voting common stock voted at the annual meeting, representing approximately 51.34% of the shares of the voting common stock outstanding as of the Record Date. The owner of the Preferred Stock voted 100% of the Preferred Stock outstanding as of the Record Date.

Election of Directors.

Eight board nominees for director were elected by a majority of the votes cast for terms expiring at the 2019 annual meeting of shareholders. The Company solicited proxies and the Board of Directors of the Company nominated for election the following three persons: Firman Leung, John T. Hompe, Jack Theeler, and, for purposes of the annual meeting, the holder of the Preferred Stock nominated the following five persons: Scott Morrison, Mark A. Oliver, Steve Conner, Todd Boeve and Dana Stapleton. The voting results were as follows:

		Number of Votes
		Against and
	Number of	Authority		Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes	Uncast
Elected by Common Stock:
Firman Leung	9,326,165	1,008,628	-	1,408,408	699
Jack Theeler	9,238,484	1,097,008	-	1,408,408	-
John T. Hompe	9,337,026	997,767	-	1,408,408	699
Elected by Preferred Stock:
Mark A. Oliver	1,500,000	-	-	-	-
Scott Morrison	1,500,000	-	-	-	-
Steve Conner	1,500,000	-	-	-	-
Dana Stapleton	1,500,000	-	-	-	-
Todd Boeve	1,500,000	-	-	-	-

Amendment to the Company’s Amended and Restated Articles of Incorporation

An amendment to increase the number of authorized shares of capital stock of the Company was approved by the shareholders of the Company. The Preferred Stock voted with the majority of the voting common stock voting at the annual meeting. The voting results were as follows:

		Number of		Broker
		Votes		Non-
Class of Stock	Number of Votes For	Against	Abstentions	Votes	Uncast
Common Stock	10,492,367	1,033,687	216,491	-	1,355
Preferred Stock(1)	72,854,474	-	-	-	-

_______
(1) On an as converted basis into voting common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits .

The following exhibits are filed herewith:

Exhibit
No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding, Inc. dated November 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 16, 2018.

MIDWEST HOLDING INC.

By: /s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding, Inc. dated November 13, 2018.